Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $33.4 million for the First Quarter of 2026

First Quarter 2026 Highlights

●	Net income of $33.4 million, or $1.99 per diluted share, representing a 31% year-over-year increase in diluted earnings per share (“EPS”) and a 1.40% return on average assets (“ROAA”)
●	Net interest income of $67.4 million, representing 12% growth on a year-over-year basis
●	Solid loan growth of 8% annualized prior to m2 Equipment Finance (“m2”) runoff
●	Robust core deposit growth of $409 million, or 23% annualized
●	Significant noninterest expense reduction of 17% on a linked-quarter basis
●	Tangible book value (“TBV”) per share[1] expansion of $1.33, or 9% annualized on a linked-quarter basis
●	Repurchased 247,289 shares at an average price of $84.28 per share

Moline, IL, April 22, 2026 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $33.4 million and diluted EPS of $1.99 for the first quarter of 2026, compared to net income of $35.7 million and diluted EPS of $2.12 for the fourth quarter of 2025 and $25.8 million and $1.52 in the first quarter of 2025. Notably, first quarter 2026 net income represented a record first quarter result for the Company.

Adjusted net income1 and adjusted diluted EPS1 for the first quarter of 2026 were $33.4 million and $1.99, respectively, compared to $37.3 million and $2.21 for the fourth quarter of 2025 and $26.0 million and $1.53 in the first quarter of 2025.

	For the Quarter Ended
	March 31,	December 31,	March 31,
$ in millions (except per share data)	2026	2025	2025
Net Income	$33.4	$35.7	$25.8
Diluted EPS	$1.99	$2.12	$1.52
Adjusted Net Income[1]	$33.4	$37.3	$26.0
Adjusted Diluted EPS[1]	$1.99	$2.21	$1.53

“We are very pleased to have delivered record first quarter net income, representing 1.40% ROAA and 31% EPS growth compared to a year ago, in what is historically a softer quarter for capital markets revenue. Our strong first quarter results were highlighted by healthy loan and deposit growth, significantly lower noninterest expense, and modest margin expansion. These results underscore the continued progress we are making in strengthening profitability across our traditional banking and wealth management businesses. We also maintained excellent asset quality and generated meaningful growth in tangible book value per share while returning nearly $21 million to shareholders through opportunistic share repurchases. Additionally, we continued investing in our digital transformation as we build a more modern, scalable bank for our clients and employees,” said Todd Gipple, President and Chief Executive Officer.

Continued Strong Loan Growth

In the first quarter of 2026, total loans grew $145.3 million, or 8% annualized, excluding the planned runoff of the m2 portfolio. The Company identified $522.9 million of low-income housing tax credit (“LIHTC”) loans planned for the next permanent loan securitization and construction loan sale. Following the successful completion of the Company’s first sale of LIHTC construction loans to a private investor during the fourth quarter of 2025, the Company expects to close on its second LIHTC construction loan sale of approximately $207.3 million in funded balances to a new private investor during the second quarter of 2026. The Company also expects to close on its next Freddie Mac LIHTC tax-exempt permanent loan securitization of $315.6 million during the second quarter of 2026.

“Our first quarter loan growth was driven by both our LIHTC and traditional lending businesses and was within our guidance range. The upcoming offtake of LIHTC loans will allow us to expand LIHTC lending opportunities and drive incremental capital markets revenue. Our pipelines are strong, and we anticipate increased traditional and LIHTC lending in the coming quarters that will mitigate the expected short-term net interest income dilution from these transactions,” said Mr. Gipple. “Accordingly, we are reaffirming our gross loan growth guidance of 10% to 15% annualized for the final three quarters of 2026.”

Core Deposit Growth Accelerates

Total core deposits increased by $409.1 million, or 23% annualized, from the fourth quarter of 2025. The deposit mix remained stable while total brokered deposits declined by $52.4 million in the first quarter. The Company’s total deposits at the end of the first quarter were $7.8 billion, an increase of $356.7 million, or 19% annualized, contributing to a decrease in the gross loans/leases held for investment to total deposits ratio to 87%.

“We remain focused on growing core deposits and improving our deposit mix across our markets,” added Mr. Gipple. “During the quarter, noninterest bearing balances increased $37 million while higher-cost brokered deposits declined $52 million to just 2% of total deposits, further strengthening our funding profile.”

Ongoing Margin Expansion

Net interest income for the first quarter of 2026 was $67.4 million, a decrease of $0.9 million or 1%, from the fourth quarter of 2025, but increased slightly when adjusted for two fewer days in the first quarter. Net interest margin (“NIM”) was 3.17% and NIM on a tax-equivalent yield (“TEY”) basis1 was 3.58% for the first quarter, as compared to 3.06% and 3.57%, respectively for the prior quarter.

With robust core deposit growth during the first quarter of 2026, the Company was able to reduce higher-cost wholesale and brokered funding, contributing to a 22 basis point reduction in the cost of funds. The decline in the cost of funds was partially offset by a 19 basis point reduction in average earning asset yields, reflecting lower average loan and investment balances during the quarter.

“Our NIM TEY1 increased one basis point from the fourth quarter of 2025, which was below the low end of our guidance range,” said Nick Anderson, Chief Financial Officer. “Our robust deposit growth occurred early in the quarter, enabling us to reduce higher-cost wholesale and brokered funding, while loan growth occurred late in the quarter, muting the full benefit to margin expansion. We are guiding to second quarter NIM TEY1 ranging from static to an increase of 3 basis points, assuming no Federal Reserve rate changes.”

Capital Markets Revenue at Historical First Quarter Average and Wealth Management Revenue up 14% Annualized

Noninterest income for the first quarter of 2026 was $23.0 million, down from $38.7 million in the fourth quarter of 2025. The Company generated $10.7 million of capital markets revenue in the first quarter of 2026 compared to $24.5 million in the prior quarter. Wealth Management revenue totaled $5.4 million for the quarter, representing a 3% increase from the fourth quarter of 2025.

“Our capital markets business performed as expected in the first quarter, reflecting typical seasonality and in line with the historical first quarter average. Given the strength of our pipeline and the continued robust demand for affordable housing, we are increasing the lower end of our capital markets revenue guidance by $5 million, establishing a range of $60 million to $70 million over the next four quarters. With nearly a decade of experience in the LIHTC business, we continue to view it as a highly durable, profitable, and differentiated business for the Company, supported by long-standing developer relationships and consistently high-quality assets,” said Mr. Gipple.

“Our Wealth Management business delivered 14% annualized revenue growth in the first quarter, driven by new client relationships and fee income from tax-related services. We expect this momentum to continue, supported by the strategic investments we have made in this business,” said Mr. Gipple.

Flexible Expense Structure Delivers Significant Noninterest Expense Reduction

Noninterest expense for the first quarter of 2026 totaled $52.1 million compared to $62.9 million for the fourth quarter of 2025. The $10.7 million linked-quarter decrease primarily reflected a $5.5 million reduction in salary and employee benefits from lower variable compensation tied to earnings performance. The decline was also due to $2.1 million in lower professional and data processing fees reflecting the timing of digital transformation expenses and the impact from the debt extinguishment loss of $2.0 million in the prior quarter.

“Our noninterest expense decreased 17% during the quarter, reflecting the flexibility of our expense structure, particularly variable compensation tied to performance and the timing of digital transformation investments. As a result, expenses were well below our guided range. Our variable compensation structure is designed to support operating leverage while maintaining expense flexibility through revenue cycles,” said Mr. Anderson. “This structure closely aligns our underlying expense base with performance, supporting a pay-for-performance culture and value creation for shareholders.”

For the second quarter of 2026, the Company expects noninterest expense to be in the range of $55 million to $58 million, which assumes capital markets revenue and loan growth are within the guidance ranges while continuing to invest in digital transformation initiatives. “This outlook reflects our disciplined approach to expense management under our 9/6/5 strategic model, which targets noninterest expense growth of less than 5% annually while enhancing operating leverage and profitability,” added Mr. Anderson.

Asset Quality Remains Excellent

Nonperforming assets (“NPAs”) totaled $42.9 million at the end of the first quarter of 2026, a decrease of $0.4 million from the prior quarter which resulted in the NPA to total assets ratio remaining static at 0.45% as of March 31, 2026. The ratio of criticized loans to total loans and leases as of March 31, 2026, was 2.01%, remaining well below the Company’s long-term historical average and near the five-year low of 1.94% established in the prior quarter. The marginal increase in criticized loans was primarily driven by one large credit which is expected to be resolved favorably later this year.

The Company recorded a total provision for credit losses of $2.5 million during the quarter, down from $5.5 million in the prior quarter. Net charge-offs were $3.9 million during the first quarter of 2026, a decline of $0.3 million from the prior quarter. The allowance for credit losses (“ACL”) to total loans held for investment remained static from the prior quarter at 1.26% as of March 31, 2026. The first quarter change in the ACL balance included a $5.4 million reserve release associated with LIHTC loans transferred to held for sale in connection with the planned securitization and sale activities.

Exceptional TBV1 Per Share Growth

The Company’s TBV¹ per share increased by $1.33, or 9% annualized, during the first quarter of 2026. This growth was driven by strong earnings during the quarter, partially offset by share repurchases.

As of March 31, 2026, the tangible common equity to tangible assets ratio¹ decreased 2 basis points to 10.31%, the common equity tier 1 ratio increased 2 basis points to 10.54%, and the total risk-based capital ratio decreased 19 basis points to 14.00%. These quarterly changes reflect the combined impact of strong earnings and share repurchases during the quarter. The total risk-based capital ratio was also impacted by a reduction in subordinated debt capital treatment on our 2019 issuance and lower ACL balances. By comparison, these ratios were 10.33%, 10.52%, and 14.19%, respectively, as of December 31, 2025.

Continued Opportunistic Share Repurchases

The Company continued share repurchase activity during the first quarter, purchasing approximately 247 thousand shares and returning $20.8 million of capital to shareholders. Share repurchases during the quarter were completed at an attractive valuation relative to TBV1. The repurchase program authorized in October 2025 provides a flexible capital allocation tool to deploy capital consistently with strategic and financial objectives, underscoring management’s confidence in the Company’s long-term earnings power and commitment to shareholder value creation.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, April 23, 2026, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through April 30, 2026. The replay access information is 855-669-9658 (international 412-317-0088); access code 8231225. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and

Guaranty Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 36 locations in Iowa, Missouri, and Illinois. As of March 31, 2026, the Company had $9.6 billion in assets, $7.3 billion in loans and $7.8 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Endnotes

1Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets, including effects of inflationary pressures, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; (ii) effects on the U.S. economy resulting from actions taken by federal and local governments, including changes in local, state and federal laws and regulations, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, military conflicts, acts of war or threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities and Exchange Commission (the “SEC”) or the PCAOB; (v) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions, private credit firms, fintech companies, and digital asset service providers and the inability to attract new customers; (vii) rapid technological changes implemented by us and our third-party vendors, including the development and implementation of tools incorporating artificial intelligence; (viii) unexpected results of acquisitions, including failure to realize the anticipated benefits of the acquisitions and the possibility that transaction and integration costs may be greater than anticipated; (ix) the loss of key executives and employees, talent shortages and employee turnover; (x) changes in consumer spending; (xi) unexpected outcomes and costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xii) the economic impact on the Company and its customers of climate change, natural disasters and exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xiv) credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio and large loans to certain borrowers (including CRE loans); (xv) the overall health of the local and national real estate market; (xvi) the ability to maintain an adequate level of allowance for credit losses on loans; (xvii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xviii) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xix) the level of non-performing assets on our balance sheet; (xx) interruptions involving our information technology and communications systems or third-party servicers; (xxi) the occurrence of fraudulent activity, breaches or failures of the Company’s or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxii) changes in the interest rates and repayment rates of the Company’s assets; (xxiii) the effectiveness of the Company’s risk management framework; and (xxiv) the ability of the Company to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contact:

Doug Neumann

VP, Investor Relations

(309) 743-7753

dneumann@qcrh.com

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$80,038	$76,494	$77,581	$104,769	$98,994
Federal funds sold and interest-bearing deposits	39,290	76,399	84,738	90,120	163,891
Securities, net of allowance for credit losses	1,324,750	1,312,310	1,308,689	1,263,452	1,220,717
Loans receivable held for sale (1)	524,931	1,429	1,457	1,162	2,025
Loans/leases receivable held for investment	6,760,569	7,165,526	7,177,464	6,923,762	6,821,142
Allowance for credit losses	(85,459)	(90,127)	(88,770)	(88,732)	(90,354)
Intangibles	7,574	8,080	9,077	9,738	10,400
Goodwill	138,595	138,595	138,595	138,595	138,595
Derivatives	209,836	188,409	202,703	178,002	172,231
Other assets	613,571	621,079	576,401	558,899	544,547
Total assets	$9,613,695	$9,498,194	$9,487,935	$9,179,767	$9,082,188

Total deposits	$7,770,850	$7,414,198	$7,380,068	$7,318,353	$7,337,390
Total borrowings	418,257	638,541	706,827	509,359	429,921
Derivatives	149,836	137,051	150,375	146,941	136,334
Other liabilities	152,288	196,093	163,750	154,560	155,796
Total stockholders’ equity	1,122,464	1,112,311	1,086,915	1,050,554	1,022,747
Total liabilities and stockholders’ equity	$9,613,695	$9,498,194	$9,487,935	$9,179,767	$9,082,188

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$376,284	$384,656	$386,674	$380,029	$388,479
Commercial and industrial - other	1,059,148	1,094,064	1,107,896	1,180,859	1,231,198
Commercial and industrial - other - LIHTC	237,125	224,802	222,772	194,830	212,921
Total commercial and industrial	1,672,557	1,703,522	1,717,342	1,755,718	1,832,598
Commercial real estate, owner occupied	588,098	577,352	586,578	593,675	599,488
Commercial real estate, non-owner occupied	1,000,673	1,036,655	1,053,732	1,036,049	1,040,281
Construction and land development	608,039	566,891	515,787	454,022	403,001
Construction and land development - LIHTC	693,591	741,531	1,028,978	1,075,000	1,016,207
Multi-family	355,349	340,080	316,353	301,432	289,782
Multi-family - LIHTC	1,582,573	1,429,251	1,187,243	950,331	888,517
Direct financing leases	7,947	9,533	11,090	12,880	14,773
1-4 family real estate	618,973	603,683	599,838	592,253	592,127
Consumer	157,700	158,457	161,980	153,564	146,393
Total loans/leases	$7,285,500	$7,166,955	$7,178,921	$6,924,924	$6,823,167
Less allowance for credit losses	85,459	90,127	88,770	88,732	90,354
Net loans/leases	$7,200,041	$7,076,828	$7,090,151	$6,836,192	$6,732,813

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$15,059	$16,024	$14,208	$14,267	$17,487
Municipal securities	1,081,102	1,081,274	1,085,669	1,033,642	1,003,985
Residential mortgage-backed and related securities	86,222	68,855	57,108	58,864	43,194
Asset backed securities	4,076	4,439	4,918	6,684	7,764
Other securities	55,845	58,143	63,824	67,358	66,105
Trading securities (3)	82,728	83,857	83,225	82,900	82,445
Total securities	$1,325,032	$1,312,592	$1,308,952	$1,263,715	$1,220,980
Less allowance for credit losses	282	282	263	263	263
Net securities	$1,324,750	$1,312,310	$1,308,689	$1,263,452	$1,220,717

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$982,696	$945,513	$931,774	$952,032	$963,851
Interest-bearing demand deposits	5,634,742	5,196,438	5,176,364	5,087,783	5,119,601
Time deposits	968,914	1,035,317	1,004,980	974,341	951,606
Brokered deposits	184,498	236,930	266,950	304,197	302,332
Total deposits	$7,770,850	$7,414,198	$7,380,068	$7,318,353	$7,337,390

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$10,609	$10,383	$145,383	$145,383	$145,383
Overnight FHLB advances	15,000	235,000	145,000	80,000	—
Other borrowings	107,457	107,395	130,609	—	—
Other short-term borrowings	1,950	2,650	2,850	1,350	2,050
Subordinated notes	234,217	234,122	234,027	233,701	233,595
Junior subordinated debentures	49,024	48,991	48,958	48,925	48,893
Total borrowings	$418,257	$638,541	$706,827	$509,359	$429,921

(1)	Loans with a fair value of $522.9 million have been identified for LIHTC securitization or LIHTC loan sales and are included in LHFS at March 31, 2026. There were none for December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.6 billion at March 31, 2026.
(3)	Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$120,091	$127,491	$125,015	$120,247	$116,673
Interest expense	52,653	59,137	60,216	58,165	56,687
Net interest income	67,438	68,354	64,799	62,082	59,986
Provision for credit losses	2,454	5,499	4,305	4,043	4,234
Net interest income after provision for credit losses	$64,984	$62,855	$60,494	$58,039	$55,752

Trust fees (1)	$3,894	$3,749	$3,544	$3,395	$3,686
Investment advisory and management fees (1)	1,539	1,504	1,488	1,254	1,254
Deposit service fees	1,973	2,092	2,231	2,187	2,183
Gains on sales of residential real estate loans, net	614	666	529	556	297
Capital markets revenue	10,701	24,481	23,832	9,869	6,516
Earnings on bank-owned life insurance	931	888	952	998	524
Debit card fees	1,659	1,640	1,648	1,648	1,488
Correspondent banking fees	693	699	664	699	614
Loan related fee income	950	930	846	1,096	898
Fair value gain (loss) on derivatives and trading securities	(869)	800	324	230	(1,007)
Other	867	1,216	593	183	439
Total noninterest income	$22,952	$38,665	$36,651	$22,115	$16,892

Salaries and employee benefits	$31,389	$36,898	$34,338	$28,474	$27,364
Occupancy and equipment expense	7,479	7,364	7,363	6,837	6,455
Professional and data processing fees	5,162	7,303	6,741	6,089	5,144
FDIC insurance, other insurance and regulatory fees	2,072	2,232	2,035	1,960	1,970
Loan/lease expense	106	378	345	407	381
Net cost of (income from) and gains/losses on operations of other real estate	16	36	3	50	(9)
Advertising and marketing	1,775	2,346	1,830	1,746	1,613
Communication and data connectivity	202	184	40	274	290
Supplies	233	238	259	252	207
Bank service charges	664	706	678	720	596
Losses on debt extinguishment, net	—	1,963	—	—	—
Correspondent banking expense	333	329	338	314	329
Intangibles amortization	506	997	662	661	661
Payment card processing	508	577	569	547	594
Trust expense	474	436	412	413	357
Other	1,206	865	974	839	587
Total noninterest expense	$52,125	$62,852	$56,587	$49,583	$46,539

Net income before income taxes	$35,811	$38,668	$40,558	$30,571	$26,105
Federal and state income tax expense	2,428	3,004	3,844	1,552	308
Net income	$33,383	$35,664	$36,714	$29,019	$25,797

Basic EPS	$2.00	$2.13	$2.17	$1.71	$1.53
Diluted EPS	$1.99	$2.12	$2.16	$1.71	$1.52

Weighted average common shares outstanding	16,651,808	16,756,717	16,919,785	16,928,542	16,900,785
Weighted average common and common equivalent shares outstanding	16,741,541	16,858,672	17,015,730	17,006,282	17,013,992

(1)	Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	16,496,102	16,690,603	16,838,866	16,934,698	16,920,363
Book value per common share (1)	$68.04	$66.64	$64.55	$62.04	$60.44
Tangible book value per common share (Non-GAAP) (2)	$59.18	$57.86	$55.78	$53.28	$51.64
Closing stock price	$85.45	$83.30	$75.64	$67.90	$71.32
Market capitalization	$1,409,592	$1,390,327	$1,273,692	$1,149,866	$1,206,760
Market price / book value	125.58%	124.99%	117.18%	109.45%	117.99%
Market price / tangible book value	144.38%	143.98%	135.61%	127.45%	138.11%
Earnings per common share (basic) LTM (3)	$8.01	$7.54	$7.21	$6.69	$6.71
Price earnings ratio LTM (3)	10.67x	11.05 x	10.49 x	10.15 x	10.63 x
TCE / TA (Non-GAAP) (4)	10.31%	10.33%	10.06%	9.99%	9.78%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Beginning balance	$1,112,311	$1,086,915	$1,050,554	$1,022,747	$997,387
Net income	33,383	35,664	36,714	29,019	25,797
Other comprehensive income (loss), net of tax	(1,879)	1,981	8,342	(1,671)	404
Common stock cash dividends declared	(1,674)	(1,011)	(1,017)	(1,016)	(1,015)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(20,842)	(12,635)	(8,993)	—	—
Other (5)	1,165	1,397	1,315	1,475	174
Ending balance	$1,122,464	$1,112,311	$1,086,915	$1,050,554	$1,022,747

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.00%	14.19%	14.03%	14.26%	14.18%
Tier 1 risk-based capital ratio	11.05%	11.02%	10.85%	10.96%	10.81%
Tier 1 leverage capital ratio	11.44%	11.07%	11.29%	11.22%	11.06%
Common equity tier 1 ratio	10.54%	10.52%	10.34%	10.43%	10.27%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.40%	1.46%	1.57%	1.27%	1.14%
Return on average total equity (annualized)	11.75%	12.78%	13.65%	11.15%	10.14%
Net interest margin	3.17%	3.06%	3.00%	2.97%	2.95%
Net interest margin TEY (Non-GAAP)(7)	3.58%	3.57%	3.51%	3.46%	3.42%
Efficiency ratio (Non-GAAP) (8)	57.67%	58.73%	55.78%	58.89%	60.54%
Gross loans/leases held for investment / total assets	70.32%	75.44%	75.65%	75.42%	75.10%
Gross loans/leases held for investment / total deposits	87.00%	96.65%	97.25%	94.61%	92.96%
Effective tax rate	6.78%	7.77%	9.48%	5.08%	1.18%
Full-time equivalent employees (9)	997	1004	994	1,001	972

AVERAGE BALANCES
Assets	$9,550,010	$9,758,848	$9,354,411	$9,155,473	$9,015,439
Loans/leases	7,183,312	7,292,592	7,048,314	6,881,731	6,790,312
Deposits	7,650,696	7,620,212	7,383,373	7,218,540	7,146,286
Total stockholders’ equity	1,136,307	1,116,342	1,075,715	1,041,428	1,017,487

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM: Last twelve months.
(4)	TCE / TCA: tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2025 includes 21 summer interns.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$8,003	$73	3.64%	$12,148	$121	3.89%	$9,009	$99	4.40%
Interest-bearing deposits at financial institutions	71,131	591	3.60%	175,520	1,731	3.91%	166,897	1,804	4.38%
Investment securities - taxable	410,342	4,962	4.84%	404,238	4,887	4.83%	400,779	4,588	4.59%
Investment securities - nontaxable (1)	943,300	14,049	5.97%	956,457	14,409	6.02%	843,476	11,722	5.57%
Restricted investment securities	24,525	385	6.28%	31,067	546	6.88%	30,562	534	6.99%
Loans (1)	7,183,312	108,881	6.15%	7,292,592	117,073	6.37%	6,790,312	107,439	6.42%
Total earning assets (1)	$8,640,613	$128,941	6.02%	$8,872,022	$138,767	6.21%	$8,241,035	$126,186	6.20%

Interest-bearing deposits	$5,451,672	$35,493	2.64%	$5,353,498	$38,001	2.82%	$5,005,853	$37,698	3.05%
Time deposits	1,208,298	11,061	3.71%	1,277,865	12,483	3.88%	1,204,593	12,690	4.27%
Short-term borrowings	3,244	27	3.36%	2,884	28	3.85%	1,839	18	3.97%
Federal Home Loan Bank advances	41,827	297	2.84%	188,209	2,130	4.43%	177,883	1,996	4.49%
Other borrowings	107,416	1,167	4.35%	122,665	1,812	5.90%	—	—	N/A
Subordinated notes	234,155	3,920	6.70%	234,060	4,001	6.84%	233,525	3,602	6.17%
Junior subordinated debentures	49,002	687	5.61%	48,969	681	5.44%	48,871	684	5.60%
Total interest-bearing liabilities	$7,095,614	$52,652	3.00%	$7,228,150	$59,136	3.25%	$6,672,564	$56,688	3.44%

Net interest income (1)		$76,289			$79,631			$69,498
Net interest margin (2)			3.17%			3.06%			2.95%
Net interest margin TEY (Non-GAAP) (1) (2) (3)			3.58%			3.57%			3.42%
Cost of funds (4)			2.64%			2.86%			3.02%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(2)	See “Select Financial Data – Subsidiaries” for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(4)	Cost of funds includes the effect of noninterest-bearing deposits.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

	(dollars in thousands)

ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$90,127	$88,770	$88,732	$90,354	$89,841
Change in ACL for transfer of loans to LHFS	(3,450)	—	—	—	—
Provision for credit losses	2,688	5,562	4,225	4,667	4,743
Loans/leases charged off	(4,447)	(4,469)	(4,746)	(6,490)	(4,944)
Recoveries on loans/leases previously charged off	541	264	559	201	714
Ending balance	$85,459	$90,127	$88,770	$88,732	$90,354

NONPERFORMING ASSETS
Nonaccrual loans/leases	$41,823	$42,212	$42,167	$42,482	$47,259
Accruing loans/leases past due 90 days or more	35	85	43	7	356
Total nonperforming loans/leases	41,858	42,297	42,210	42,489	47,615
Other real estate owned	540	540	—	62	402
Other repossessed assets	500	500	510	113	122
Total nonperforming assets	$42,898	$43,337	$42,720	$42,664	$48,139

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.45%	0.45%	0.45%	0.46%	0.53%
ACL for loans and leases / total loans/leases held for investment	1.26%	1.26%	1.24%	1.28%	1.32%
ACL for loans and leases / nonperforming loans/leases	204.16%	213.08%	210.31%	208.84%	189.76%
Net charge-offs as a % of average loans/leases	0.05%	0.06%	0.06%	0.09%	0.06%

INTERNALLY ASSIGNED RISK RATING (1)
Special mention	$82,819	$74,765	$76,750	$68,621	$55,327
Substandard (2)	63,491	64,142	67,319	81,040	85,033
Doubtful (2)	—	—	—	—	—
Total Criticized loans (3)	$146,310	$138,907	$144,069	$149,661	$140,360

Classified loans as a % of total loans/leases (2)	0.87%	0.89%	0.94%	1.17%	1.25%
Total Criticized loans as a % of total loans/leases (3)	2.01%	1.94%	2.01%	2.16%	2.06%

(1)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.
(2)	Classified loans are defined as loans with internally assigned risk ratings of 10 or 11, regardless of performance, and include loans identified as Substandard or Doubtful.
(3)	Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11, regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	March 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2026	2025	2025

	(dollars in thousands)

TOTAL ASSETS
Quad City Bank and Trust (1)	$3,105,984	$2,705,319	$2,777,634
m2 Equipment Finance, LLC	155,889	181,761	276,096
Cedar Rapids Bank and Trust	2,848,359	2,855,840	2,617,143
Community State Bank	1,740,480	1,717,264	1,583,646
Guaranty Bank	2,418,895	2,411,570	2,331,944

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,726,530	$2,302,234	$2,397,047
Cedar Rapids Bank and Trust	1,979,934	1,983,600	1,883,952
Community State Bank	1,313,221	1,341,915	1,238,307
Guaranty Bank	1,775,974	1,833,590	1,840,774

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,048,394	$2,030,858	$2,041,181
m2 Equipment Finance, LLC	160,877	187,642	284,983
Cedar Rapids Bank and Trust	2,020,322	1,988,870	1,790,065
Community State Bank	1,317,469	1,281,036	1,197,005
Guaranty Bank	1,899,315	1,866,190	1,794,915

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	75%	88%	85%
Cedar Rapids Bank and Trust	102%	100%	95%
Community State Bank	100%	95%	97%
Guaranty Bank	107%	102%	98%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	66%	75%	73%
Cedar Rapids Bank and Trust	71%	70%	68%
Community State Bank	76%	75%	76%
Guaranty Bank	79%	77%	77%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.30%	1.31%	1.44%
m2 Equipment Finance, LLC	4.96%	4.84%	4.37%
Cedar Rapids Bank and Trust	1.32%	1.32%	1.38%
Community State Bank	1.04%	1.06%	1.08%
Guaranty Bank	1.32%	1.27%	1.30%

RETURN ON AVERAGE ASSETS (ANNUALIZED)
Quad City Bank and Trust (1)	1.33%	1.31%	1.31%
Cedar Rapids Bank and Trust	2.49%	3.55%	2.14%
Community State Bank	1.36%	1.05%	1.07%
Guaranty Bank	1.24%	1.09%	0.72%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.24%	3.35%	3.45%
Cedar Rapids Bank and Trust	3.99%	4.03%	4.00%
Community State Bank	3.91%	3.90%	3.78%
Guaranty Bank	3.45%	3.35%	3.05%

(1)

Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.

(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2026	2025	2025	2025	2025

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders’ equity (GAAP)	$1,122,464	$1,112,311	$1,086,915	$1,050,554	$1,022,747
Less: Intangible assets	146,169	146,675	147,672	148,333	148,995
Tangible common equity (non-GAAP)	$976,295	$965,636	$939,243	$902,221	$873,752

Total assets (GAAP)	$9,613,695	$9,498,194	$9,487,935	$9,179,767	$9,082,188
Less: Intangible assets	146,169	146,675	147,672	148,333	148,995
Tangible assets (non-GAAP)	$9,467,526	$9,351,519	$9,340,263	$9,031,434	$8,933,193

Tangible common equity to tangible assets ratio (non-GAAP)	10.31%	10.33%	10.06%	9.99%	9.78%

TANGIBLE BOOK VALUE PER SHARE (1)

Common shares outstanding	16,496,102	16,690,603	16,838,866	16,934,698	16,920,363

Tangible book value per common share (Non-GAAP)	$59.18	$57.86	$55.78	$53.28	$51.64

(1)	These metrics are non-GAAP financial measures. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
ADJUSTED NET INCOME (1)	2026	2025	2025	2025	2025

	(dollars in thousands, except per share data)
Net income (GAAP)	$33,383	$35,664	$36,714	$29,019	$25,797

Less non-core items (post-tax) (2):
Income:
Fair value loss on derivatives, net	(13)	(88)	(223)	(397)	(156)
Total adjusted income (non-GAAP)	$(13)	$(88)	$(223)	$(397)	$(156)

Expense:
Losses on debt extinguishment, net	—	1,551	—	—	—
Total adjusted expense (non-GAAP)	$—	$1,551	$—	$—	$—

Adjusted net income (non-GAAP) (1)	$33,396	$37,303	$36,937	$29,416	$25,953

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$33,396	$37,303	$36,937	$29,416	$25,953

Weighted average common shares outstanding	16,651,808	16,756,717	16,919,785	16,928,542	16,900,785
Weighted average common and common equivalent shares outstanding	16,741,541	16,858,506	17,015,730	17,006,282	17,013,992

Adjusted earnings per common share (non-GAAP):
Basic	$2.01	$2.23	$2.18	$1.74	$1.54
Diluted	$1.99	$2.21	$2.17	$1.73	$1.53

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$33,396	$37,303	$36,937	$29,416	$25,953

Average Assets	$9,550,010	$9,758,848	$9,354,411	$9,155,473	$9,015,439

Adjusted return on average assets (annualized) (non-GAAP)	1.40%	1.53%	1.58%	1.29%	1.15%
Adjusted return on average equity (annualized) (non-GAAP)	11.76%	13.37%	13.73%	11.30%	10.20%

NET INTEREST MARGIN TEY (3)

Net interest income (GAAP)	$67,438	$68,354	$64,799	$62,082	$59,986
Plus: Tax equivalent adjustment (4)	8,851	11,277	10,864	10,090	9,513
Net interest income - tax equivalent (non-GAAP)	$76,289	$79,631	$75,663	$72,172	$69,499

Average earning assets	$8,640,613	$8,872,022	$8,575,514	$8,377,361	$8,241,035

Net interest margin (GAAP)	3.17%	3.06%	3.00%	2.97%	2.95%
Net interest margin TEY (non-GAAP)	3.58%	3.57%	3.51%	3.46%	3.42%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$52,125	$62,852	$56,587	$49,583	$46,539

Net interest income (GAAP)	$67,438	$68,354	$64,799	$62,082	$59,986
Noninterest income (GAAP)	22,952	38,665	36,651	22,115	16,892
Total income	$90,390	$107,019	$101,450	$84,197	$76,878

Efficiency ratio (noninterest expense/total income) (non-GAAP)	57.67%	58.73%	55.78%	58.89%	60.54%
Adjusted efficiency ratio (adjusted noninterest expense/adjusted total income) (non-GAAP)	57.66%	56.84%	55.62%	58.54%	60.38%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Adjusted or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(4)	Net interest margin TEY is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.